UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2008

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 3, 2008, G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc. and Andrew & Suzanne Company Inc. and G-III Apparel Group, Ltd. entered into an Amended and Restated Financing Agreement (the “Financing Agreement”) with The CIT Group/Commercial Services, Inc., as Agent, and The CIT Group/Commercial Services, Inc., HSBC Bank USA, National Association, Sovereign Bank, Israel Discount Bank of New York, Commerce Bank N.A., Signature Bank, Bank Leumi USA, Webster Business Credit, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Wachovia Bank, N.A., as Lenders.

The Financing Agreement, which amends and restates the original financing agreement, dated July 11, 2005, as amended, by and among G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, the Agent and the Lenders party thereto, (i) increased the maximum amount available under the revolving line of credit to $250,000,000, (ii) repaid in full the remaining balance under the term loan previously made under the original financing agreement, and (iii) extended the term of the Financing Agreement for three years to July 11, 2011.

The Financing Agreement is a senior secured credit facility providing for borrowings of up to $250,000,000. Amounts available under the revolving line of credit are subject to borrowing base formulas and over advances as specified in the Financing Agreement. Borrowings under the line of credit bear interest, at our option, at the prime rate less 0.25% or LIBOR plus 2.00%.

The Financing Agreement requires us, among other things, to maintain specified maximum senior leverage and minimum fixed charge coverage ratios, as defined. It also limits payments for cash dividends and stock redemptions to $1.5 million plus an additional amount based on the proceeds of sales of equity securities. The Financing Agreement is secured by all of our assets.

On April 3, 2008, we borrowed an aggregate of $11,449,722 under the revolving credit line to repay the term loan previously made under the original financing agreement.

A copy of the Financing Agreement is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

See the information set forth above in Item 1.01 regarding the Financing Agreement.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

10.1

Amended and Restated Financing Agreement, dated April 3, 2008, by and between G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc., Andrew & Suzanne Company Inc., G-III Apparel Group, Ltd., The CIT Group/Commercial Services, Inc., as Agent and Lender, and the other Lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.
Date: April 8, 2008
	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1

Amended and Restated Financing Agreement, dated April 3, 2008, by and between G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd., CK Outerwear, LLC, A. Marc & Co., Inc., Andrew & Suzanne Company Inc., G-III Apparel Group, Ltd., The CIT Group/Commercial Services, Inc., as Agent and Lender, and the other Lenders named therein.